Exhibit 99.4

CONSENT OF GLENN R. CLARK & ASSOCIATES LIMITED

We hereby consent to the reliance in this Amendment No. 4 to the Registration Statement on Form F-4 of Gammon Gold Inc. on our report entitled “El Cubo Gold Silver Mine, Guanajuato, Mexico” dated October 15, 2009.

Dated: February 15, 2011	GLENN R. CLARK & ASSOCIATES LIMITED

Glenn R. Clark, P. Eng.
President
Glenn R. Clark & Associates Limited